UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 12, 2005

EYI INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-0000
(Commission File Number)

888-0407078
(IRS Employer Identification No.)

3960 Howard Hughes Parkway, Suite 500, Las Vegas Nevada  89109
(Address of principal executive offices and Zip code)

(604) 502-5131
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement

On January 3, 2005 our wholly owned subsidiary 642706 B.C. Ltd., doing business as EYI Management, entered into a Lease Agreement with Golden Plaza Company Ltd. and 681563 B.C. Ltd., both Canadian corporations. The lease is for a term of seven years ending December 31, 2011. The rent payable over the seven year period, in Canadian funds, is as follows: 2005 $102,720, 2006 $160,500, 2007 $166,920, 2008
$173,340, 2009 $179,760, 2010 $186,180 and 2011 $192,600.  The lease may be renewed for an additional five years upon the expiration of the seven year term. The facility has 12,200 square feet of rentable area and the owner has agreed to provide the use of the basement. A shareholder has agreed to pledge stock, which is guaranteed by the COO Dori O'Neill, until the full payment of the security deposit is made on or about February 28, 2005.

Item 9.01 Financial Statements and Exhibits

10.1 Indenture of Lease Agreement dated January 3, 2005
99.1 Press Release issued by the Registrant on January 6, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EYI INDUSTRIES INC.

/s/ Dori O'Neill
By:
Dori O'Neill ,
Executive Vice President, Chief Operations Officer, Treasurer, Secretary and Director

Date: January 12, 2005